SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549


                               FORM 8-K


                            CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934



 Date of Report (Date of earliest event reported):   December 23, 1999




             CARLYLE REAL ESTATE LIMITED PARTNERSHIP - XV
        ------------------------------------------------------
        (Exact name of registrant as specified in its charter)




     Illinois                   0-16111                 36-3314827
-------------------         --------------         --------------------
(State or other)              (Commission          (IRS Employer
 Jurisdiction of             File Number)           Identification No.)
 Organization




         900 N. Michigan Avenue, Chicago, Illinois  60611-1575
         -----------------------------------------------------
                (Address of principal executive office)




  Registrant's telephone number, including area code:  (312) 915-1987
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                           CALIFORNIA PLAZA

                       WALNUT CREEK, CALIFORNIA
                       ------------------------


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS. On December 23, 1999, C-C California Plaza Partnership (the "Venture"), a joint venture between Carlyle Real Estate Limited Partnership - XV (the "Partnership") and an unaffiliated venture partner, sold the land, building and related improvements of the California Plaza office building (the "Property"), located in Walnut Creek, California. The purchaser of the Property, California Plaza at Walnut Creek, Inc., a Florida corporation, is not affiliated with the Partnership or its General Partners, and the sale price was determined by arm's-length negotiations. The Property is an approximate 368,000 square foot office building, and as of the date of the sale was approximately 88% occupied.

     The sale price was $71,500,000 paid in cash at closing. Upon closing, the Venture received cash of approximately $6,800,000 (net of closing costs but before prorations). The cash received was also net of the repayment of the mortgage loan secured by the Property of approximately $64,000,000. The terms of the C-C California Plaza venture agreement generally provide that the unaffiliated venture partner does not participate in any sale proceeds until (i) the Partnership's cumulative preferred return, as defined, has been satisfied and (ii) the Partnership receives up to an additional $20,000,000 in sale proceeds. Therefore, the Partnership was entitled to and received all of the proceeds from the sale of the Property. Additionally, in connection with the sale of the Property, the Venture received the balance (approximately $3,400,000) in a reserve account that had been controlled by the mortgage lender for the payment of future costs, including tenant improvements, leasing commissions and capital improvements for the Property. The terms of the C-C California Plaza venture agreement generally provide that net cash receipts will be distributed to the Partnership until the Partnership's cumulative preferred return, as defined, has been satisfied. Therefore, the Partnership also received the funds refunded from the reserve account.

     The Property was classified as held for sale as of December 31, 1996, and therefore, has not been subject to continued depreciation from such date for financial reporting purposes. As a result of this sale, the Venture expects to recognize a gain of approximately $23,500,000 and $50,000,000 for financial reporting and Federal income tax purposes, respectively. The Partnership's share of such items is expected to be approximately $23,500,000 and $30,000,000, respectively. As is customary in such transactions, the Venture has agreed to certain representations, warranties and covenants with a stipulated survival period, which expire on December 25, 2000. Although it is not expected, the Venture and the Partnership may ultimately have some liability under such representations, warranties and covenants, which are limited to actual damages and shall in no event, exceed $2,000,000. In addition, the Partnership made certain representations and indemnities to the purchaser and the title insurance company relating to the ownership of the Property.

     The Partnership Agreement of the Partnership provides that subject to certain conditions, the General Partners shall receive as a distribution from the proceeds from the sale of a real property up to 3% of the selling price, and that the remaining proceeds (after expenses and retained working capital) will be distributed 85% to the Holders of Interests and 15% to the General Partners. However, prior to such distributions being made, the Holders of Interests are entitled to receive 99% of net sale or refinancing proceeds and the General Partners shall receive 1% until the Holders of Interests have received (i) cash distributions of sale or refinancing proceeds in an amount equal to the aggregate initial capital investment in the Partnership of the Holders of Interests and (ii) cumulative cash distributions from the Partnership's operations which, when combined with the net sale or refinancing proceeds previously distributed, equal a 6% annual return on the average adjusted capital investment of the Holders of Interests for each year (their initial capital investment reduced by sale or refinancing proceeds previously distributed) commencing with the third fiscal quarter of 1986. Since the Holders of Interests have not yet received, and are not expected to receive, the amounts stipulated in items
(i) and (ii) above, the General Partners are not expected to receive any share of the proceeds from the sale of the Property. If upon the completion of the liquidation of the Partnership and the distribution of the Partnership funds, the Holders of Interests have not received the amounts in (i) and (ii) above, the General Partners will be required to return all or a portion of the 1% distribution of net sale or refinancing proceeds described above up to an amount equal to such deficiency in payments to the Holders of Interests pursuant to (i) and (ii) above. As of the date of this report, the General Partners have received net sale or refinancing proceeds aggregating $170,311.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

     (a)   Financial Statements. Not Applicable

     (b)   Proforma financial information - Narrative

           As a result of the sale of the Property, after December 23, 1999, generally there will be no further rental income, interest income, mortgage and other interest, property operating expenses and amortization of deferred expenses recorded for the Property in the consolidated financial statements of the Partnership, which for the Partnership's most recent fiscal year (the year ended December 31, 1998) were approximately $9,373,000, $124,000, $5,731,000, $3,608,000 and $490,000, respectively.
Rental income, interest income, mortgage and other interest, property operating expenses and amortization of deferred expenses relating to the Property included in the nine months ended September 30, 1999, in the Partnership's consolidated financial statements were approximately $7,254,000, $103,000, $4,655,000, $2,605,000 and $350,000, respectively.
Such operating results reflect the classification of the Property as held for sale as of December 31, 1996, and therefore, not subject to continued depreciation as of such date. Additionally, as a result of such sale, generally there are expected to be substantially no further assets and liabilities related to the joint venture, which at September 30, 1999, consisted of cash and other current assets of approximately $4,315,000, property held for sale or disposition of approximately $46,303,000, accrued rents receivable and other long-term assets of approximately $1,759,000, current portion of long-term debt of approximately $63,584,000, other current liabilities of approximately $1,166,000 and tenant security deposits of approximately $304,000.

     (c)   Exhibits

           10.1  Purchase Agreement between C-C California Plaza
Partnership and California Plaza at Walnut Creek, Inc. entered into as of December 16, 1999.

                              SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                      CARLYLE REAL ESTATE LIMITED PARTNERSHIP - XV

                      BY:   JMB Realty Corporation
                            Corporate General Partner


                      By:   GAILEN J. HULL
                            Gailen J. Hull
                            Senior Vice President and
                            Principal Accounting Officer




Date:  January 6, 2000